Exhibit 99.1

OBAGI MEDICAL PRODUCTS ANNOUNCES PRICING OF SECONDARY OFFERING BY, AND REPURCHASE OF SHARES FROM, SELLING STOCKHOLDERS

LONG BEACH, Calif.—Nov. 19, 2010-- Obagi Medical Products, Inc. (NASDAQ: OMPI), a leader in topical aesthetic and therapeutic skin health systems, today announced the pricing of the secondary public offering of 2,690,244 shares of its common stock by the Stonington Capital Appreciation 1994 Fund, L.P. and the Zein and Samar Obagi Family Trust, at a public offering price of $10.25 per share.  The Company will not receive any proceeds from the sale of shares by these selling stockholders in the secondary offering.  The closing of the secondary offering is expected to take place on November 24, 2010.

Stifel Nicolaus Weisel is acting as sole underwriter for the secondary offering.

The Company also announced that it will repurchase an additional 3,556,910 shares from the selling stockholders at a price of $9.84 per share, which is equal to the public offering price less the applicable underwriter’s discount, pursuant to its previously announced Stock Purchase Agreement with the selling stockholders.  Upon completion of the secondary offering and the Company's repurchase of shares from the selling stockholders, the Company expects that the selling stockholders will cease to own any shares of the Company's common stock. The Company expects the purchase of the shares from the selling stockholders to close on the third business day following the closing of the secondary offering.

The registration statement relating to the shares offered in the secondary offering was filed with the Securities and Exchange Commission (the “SEC”) on October 26, 2010 and was declared effective on November 15, 2010. A copy of the final prospectus relating to the offering, when available, may be obtained by contacting: Stifel Nicolaus Weisel, Equity Syndicate Department, One Montgomery Street, Suite 3700, San Francisco, California 94104, Attention: General Counsel, or by phone at (415) 364-2500. This press release shall not constitute an offer to sell or the solicitation of an offer to buy, nor shall there be any sale of these securities in any jurisdiction in which such offer, solicitation or sale would be unlawful.

About Obagi Medical Products, Inc.

Obagi Medical Products is a specialty pharmaceutical company that develops, markets and sells, and is a leading provider of, proprietary topical aesthetic and therapeutic prescription-strength skin care systems in the physician-dispensed market. Using its Penetrating Therapeutics technologies, Obagi Medical's products are designed to improve penetration of agents across the skin barrier to treat some of the most common and visible skin conditions in adults including premature aging, photodamage, hyperpigmentation (irregular or patchy discoloration of the skin), acne, sun damage, rosacea, and soft tissue deficits, such as fine lines and wrinkles. The history of Obagi Medical's skin care product introductions is as follows: Obagi Nu-Derm®, 1988; Obagi-C® Rx (the first prescription-strength vitamin C and hydroquinone system), 2004; Obagi® Professional-C (a line of highly stable vitamin C serums), 2005; Obagi Condition & Enhance® for use with cosmetic procedures to enhance patient outcomes and satisfaction, 2006; Obagi

ELASTIderm® eye treatment and Obagi CLENZIderm M.D. acne therapeutic systems®, 2007; Obagi ELASTIderm® Décolletage System, 2008; the Obagi Rosaclear® System for rosacea, 2009; Refissa™ Tretinoin Emollient Cream, 0.05%, 2009 and ELASTILash™ in 2010. Visit www.obagi.com for more information.

Forward-Looking Statements

There are forward-looking statements contained in this press release that can be identified by the use of forward-looking terminology such as the words "believes," "expects," "may," "will," "should," "potential," "anticipates," "plans," or "intends" and similar expressions. Such forward-looking statements involve known and unknown risks, uncertainties and other factors that may cause actual results, events or developments to be materially different from the future results, events or developments indicated in such forward-looking statements. Such factors include, but are not limited to the current condition of, and potential further deterioration in, the global economy.  A more detailed discussion of these and other factors that could affect results is contained in our filings with the U.S. Securities and Exchange Commission. These factors should be considered carefully and readers are cautioned not to place undue reliance on such forward-looking statements. The future results covered by the forward-looking statements may not be achieved. The forward-looking statements in this release speak only as of the date they are made and, except as required by law, Obagi Medical Products does not intend to update this information.

Obagi and the Obagi logo are registered trademarks of Obagi Medical Products and/or its affiliates in the United States, EU and certain other countries.

Contact:
Preston Romm
CFO, EVP of Finance, Operations and Administration
562-628-1007